SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15 (d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934



Date of the Report:  July 20, 1995  Commission file number 1-5805
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                     CHEMICAL BANKING CORPORATION
                  ----------------------------------
        (Exact name of registrant as specified in its charter)



     Delaware                                       13-2624428
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(State or other jurisdiction                 (I.R.S. Employer
 of incorporation)                            Identification No.)



270 Park Avenue, New York, NY                           10017
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(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
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Item 5.  Other Events
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1.Chemical Banking Corporation (the "Corporation") announced on
  July 18, 1995, that its 1995 second quarter net income was $453 million, an increase of 27 percent from net income of $357 million for the same period a year ago. The Corporation's 1995 second quarter primary earnings per share increased 35 percent to $1.72 per share, compared with $1.27 per share in the second quarter of 1994.

  For the first six months of 1995, net income was $838 million, an increase of 24 percent from $676 million in the first six months of 1994. Primary earnings per share in the first six months of 1995 increased 33 percent to $3.17 per share compared with $2.39 per share in the 1994 first six months.

2.On July 18, 1995, the Corporation announced that its Board of
  Directors had authorized the repurchase of up to $1.2 billion of its outstanding common stock on the open market over the next 24 months. In total, this amount would represent approximately 25 million shares based on a closing price of $48.125 at July 17, 1995, or approximately 10 percent of the Corporation's outstanding common shares.

  The buyback expands a program announced on December 1, 1994, for the repurchase of 6 million shares. At the end of the 1995 first quarter, 4 million shares had been repurchased under this earlier program. The remaining 2 million shares are included in the $1.2 billion repurchase plan announced on July 18, 1995.

  Copies of the Corporation's Press Releases dated July 18, 1995 are incorporated herein.





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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The following exhibits are filed with this Report:



    Exhibit Number         Description
    --------------         -----------

        99.1               Press Release - 1995 Second
                                           Quarter Earnings.

        99.2               Press Release - Chemical Announces
                                           Expanded Stock Buyback

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                              SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                   CHEMICAL BANKING CORPORATION
                                          (Registrant)



Dated July 20, 1995                by  /s/Joseph L. Sclafani
      -------------                  ------------------------
                                        Joseph L. Sclafani
                                        Controller
                                        [Principal Accounting Officer]

                            EXHIBIT INDEX




Exhibit Number       Description                     Page at Which Located
- --------------       -----------                     ---------------------

   99.1              Press Release - 1995 Second
                     Quarter Earnings                           5

   99.2              Press Release - Chemical Announces
                     Expanded Stock Buyback                    18